Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Carpathia Acquisition, Inc.

Dulles, Virginia

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Carpathia Acquisition, Inc. and its subsidiaries (collectively, the Company) which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, stockholder’s equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carpathia Acquisition, Inc. and its subsidiaries as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

McLean, Virginia
April 15, 2015

1

Carpathia Acquisition, Inc. and Subsidiaries
Consolidated Financial Statements
December 31, 2014

2

Carpathia Acquisition, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2014

ASSETS
Current Assets
Cash	$7,898,865
Accounts receivable, net	9,665,591
Income tax refunds receivable	108,752
Prepaid expenses and other receivables	1,850,866
Total current assets	19,524,074

Property and equipment, net	74,601,143
Goodwill	52,318,135
Intangibles, net	1,472,245
Deferred financing costs, net	1,133,403
Other non-current assets	998,641
Rate cap agreements	893
$150,048,534

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Current portion of long-term debt	$808,133
Current portion of lease financing obligations	1,323,779
Current portion of capital lease obligations	5,105,109
Accounts payable and accrued liabilities	6,137,474
Accrued expenses	6,925,141
Deferred revenue	8,004,419
Total current liabilities	28,304,055

Long-Term Liabilities
Deferred rent	3,353,273
Lease financing obligations, net of current portion	19,158,301
Capital lease obligations, net of current portion	15,065,352
Deferred revenue	910,688
Deferred income taxes	5,099,567
Long-term debt	68,696,867
Total liabilities	140,588,103

Commitments and Contingencies

Stockholder's Equity	9,460,431
$150,048,534

See accompanying notes to financial statements.

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Carpathia Acquisition, Inc. and Subsidiaries

Consolidated Statement of Operations

Year ended December 31, 2014

Revenues	$82,117,097
Cost of Sales	40,990,499
Gross profit	41,126,598

General and Administrative Expenses	32,230,293
Management Fees - Related Party	222,732
Loss on Sale of Property and Equipment	23,283
32,476,308

Operating income	8,650,290

Other Income (Expense)
Interest expense, net	(8,620,606)
(8,620,606)

Income before provision for income tax expense	29,684

Provision for Income Tax Expense	797,963

Net loss	$(768,279)

See accompanying notes to financial statements.

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Carpathia Acquisition, Inc. and Subsidiaries

Consolidated Statement of Stockholder’s Equity

	Common Shares		Shareholder
	Held by Carpathia Holdings, LLC		Notes	Additional	Accumulated
	Shares	Amount	Receivable	Paid-In Capital	Deficit	Total
Balance, December 31, 2013	100	$1	$(104,062)	$47,901,036	$(37,568,463)	$10,228,512
Exercise of share options	-	-	-	198	-	198
Net loss	-	-	-	-	(768,279)	(768,279)
Balance, December 31, 2014	100	$1	$(104,062)	$47,901,234	$(38,336,742)	$9,460,431

See accompanying notes to financial statements.

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Carpathia Acquisition, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year ended December 31, 2014
Cash Flows From Operating Activities
Net loss	$(768,279)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	1,485,130
Amortization of deferred financing costs	600,835
Bad debt expense	91,290
Depreciation	18,453,187
Deferred rent	203,773
Deferred income taxes	820,315
Loss on sale of property and equipment	23,283
Change in fair value of interest rate cap	17,955
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(315,679)
Income tax refunds receivable	(83,347)
Prepaid expenses and other receivables	(398,775)
Other non-current assets	268,957
Increase (decrease) in:
Accounts payable	3,926,385
Accrued expenses	(1,260,419)
Deferred revenue	672,344
Net cash provided by operating activities	23,736,955
Cash Flows From Investing Activities
Funds transferred from restricted cash account	17,535
Purchase of property and equipment	(16,618,237)
Net cash used in investing activities	(16,600,702)
Cash Flows From Financing Activities
Proceeds from term loan	4,129,893
Principal payments on debt	(577,848)
Principal payments on lease financing obligations	(1,173,713)
Principal payments on capital lease obligations	(5,075,014)
Proceeds from the exercise of share options	198
Debt financing costs	(926,743)
Net cash used in financing activities	(3,623,227)

Net increase in cash	3,513,026

Cash
Beginning	4,385,839
Ending	$7,898,865
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$9,129,142
Cash paid for income taxes	$52,931

See accompanying notes to financial statements.

6

Carpathia Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2014

Note 1: Nature of Business and Significant Accounting Policies

Nature of business: Carpathia Acquisition, Inc. and its subsidiaries (collectively, the Company) is a provider of hosting, managed hosting, cloud solutions and related services to commercial companies and government entities. These services are provided under long-term recurring revenue contracts. The Company is headquartered in Dulles, Virginia, and provides services in numerous datacenters across the United States, Canada, Asia and Europe.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The Company has one class of shares of common stock with a $0.01 par value. There were 1,000 shares authorized and 100 shares outstanding as of December 31, 2014 which were all held by Carpathia Holdings, LLC (the Parent). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Restricted cash: Restricted cash is related to a bank account which was to be used solely for the purpose of funding construction related to the transaction described in Note 9. During the year ended December 31, 2014, the remaining balance in this account was used for construction costs.

Revenue recognition: The Company recognizes revenue when a contract has been executed, the contract price is fixed and determinable, delivery of services has occurred and collectability of the contract price is considered probable and can be reasonably estimated. The Company generates revenue from the colocation, managed solutions and cloud services it provides to its customers. These services are provided under sales order contracts, which generally range from one to five years. The majority of the Company’s revenue is derived from recurring revenue contracts and most of these are non-cancellable. Most customers are billed monthly on or before the beginning of each month. Revenue for these services is recognized ratably as the services are delivered. Set-up fees are billed upon completion of contract implementation and recognized over 36 months.

Accounts receivable: Accounts receivable are generated from sales agreements with customers. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts represent fees for services rendered that have not been billed. The Company evaluates the credit worthiness of its customers prior to extending credit and monitors collectability of accounts on a continuous basis. Accounts receivable are considered past due if the invoice has been outstanding more than 60 days. The Company does not charge interest on past due accounts receivable. The Company has established an allowance for doubtful accounts based on management’s estimate of potential losses. Accounts are written off when deemed uncollectible. As of December 31, 2014, the Company recorded an allowance for doubtful accounts of $649,887.

Property and equipment: Property and equipment are stated at cost or at the fair value of assets acquired upon acquisition. The Company follows the practice of capitalizing all expenditures for computers, furniture, equipment and leasehold improvements in excess of $1,000 and with a useful life in excess of one year. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful lives or the term of the related lease. Upon retirement or sale of an asset, the cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is recognized in the consolidated statement of operations.

Deferred financing costs: Deferred financing costs are amortized using the effective interest method over the term of the related debt financing.

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Goodwill and other indefinite-lived intangible assets: The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets and other intangibles acquired. Other indefinite-lived intangible assets consist of a trade name. The Company tests indefinite-lived intangible assets for impairment by using first an assessment of qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount. If, based on the qualitative assessment, the Company cannot conclude that it is more-likely-than-not that the fair value exceeds the carrying amount, the Company will test for impairment, which is performed annually or when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has concluded that goodwill and the trade name were not impaired as of December 31, 2014.

Long-lived assets: Intangible assets consist of definite-lived assets, including customer contracts and non-compete agreements. The fair value of the intangible assets was initially determined using the estimated future cash flows from the assets. The customer contracts have an estimated life of six to ten years and the non-compete agreements have an estimated life of four to five years. The intangibles are being amortized using an accelerated cash flow-based methodology over their respective estimated lives. The Company accounts for the valuation of long-lived assets under ASC 360-10-15, Impairment or Disposal of Long-Lived Assets. The standard requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.

Deferred revenue: Deferred revenue results when amounts billed under contract terms are in excess of revenue recognized in accordance with generally accepted accounting principles.

Income taxes: Under the provisions of the Internal Revenue Code (IRC) and applicable state laws, the Company’s Parent is taxed similarly to a partnership, and as a result, is not directly subject to income taxes. The results of its operations are included in the tax returns of its members.

Carpathia Hosting, Inc., a subsidiary of the Company, is taxed as a C Corporation under the provisions of the IRC. Deferred taxes are calculated using the liability method, whereby, deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company has adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed, or expected to be claimed, on a tax return should be recorded in the consolidated financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes and accounting in interim periods. Management evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2011.

Share-based compensation: The Company applies the provisions of ASC 718-10, Stock Compensation. The standard requires that the compensation cost relating to share-based payment transactions, including grants of member interests, be recognized in the financial statements. Such cost is measured based on the fair value of the equity or liability instruments issued. The standard covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. The compensation cost representing the fair value of equity options granted to employees during the year ended December 31, 2014, was not considered material to the consolidated financial statements.

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Derivative instruments: The Company adheres to the provisions of ASC 815, Derivatives and Hedging, to account for derivative instruments. All derivatives are recognized as either assets or liabilities at their fair value on the consolidated balance sheet, with the changes in the fair value reported in current period earnings. The Company currently has outstanding three interest rate cap agreements that are included on the consolidated balance sheet as other non-current assets, and the change in fair value is recorded on the consolidated statement of operations in interest expense. For the year ended December 31, 2014, the Company recognized a reduction in fair value of $17,955.

Use of estimates: The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial credit risk: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Financial statement presentation: Certain reclassifications were made the 2014 consolidated financial statements that had no impact on the previously reported net loss or stockholder’s equity.

Recent accounting pronouncements: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which outlines a single, comprehensive model for accounting for revenue from contracts with customers, to be applied retrospectively. This standard is effective for the annual reporting period beginning after December 15, 2017. Early adoption is not permitted. The Company is not currently able to estimate the impact, if any, that the standard will have on the consolidated financial statements.

The FASB recently issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Cost. This ASU requires that debt issuance costs related to a recognized debt liability be presented in the consolidated balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected by the new guidance.

Subsequent events: The Company has evaluated subsequent events through April 15, 2015, the date on which the consolidated financial statements were available to be issued.

Note 2: Identifiable Intangible Assets

Identifiable intangible assets as of December 31, 2014, consist of the following:

	Estimated	Gross	Accumulated
	Useful Lives	Amount	Amortization	Net

Customer contracts and relationships	6 – 10 years	$18,782,000	$17,977,755	$804,245
Trade name	Indefinite	668,000	-	668,000
		$19,450,000	$17,977,755	$1,472,245

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Future estimated aggregated amortization expense is as follows:

Year Ending December 31,

2015	$402,123
2016	268,082
2017	134,040
$804,245

Note 3: Accounts Receivable

Accounts receivable at December 31, 2014, consist of the following:

Billed	$10,076,728
Unbilled	238,750
Total receivables	10,315,478
Less allowance for doubtful accounts	649,887
Total accounts receivable	$9,665,591

Note 4: Property and Equipment

Property and equipment at December 31, 2014, consist of the following:

	Estimated
	Useful Lives	Amount

Land	–	$750,000
Buildings	22 to 29 years	750,000
Building improvements	2 to 14 years	43,664,339
Computer equipment	1 to 3 years	51,298,621
Software	1 to 3 years	5,957,018
Office furniture and equipment	1 to 3 years	1,095,035
Leasehold improvements	Life of lease	7,674,944
Construction-in-progress	–	4,400,616
Capital lease assets (Note 10)	Life of lease	37,358,406
		152,948,979
Less accumulated depreciation		78,347,836
		$74,601,143

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Note 5: Accrued Expenses

Accrued expenses at December 31, 2014, consist of the following:

Accrued operating expenses	$3,276,920
Accrued payroll and commissions	1,583,174
Accrued bonuses	1,780,331
Accrued interest	54,833
Other accrued expenses	229,883
Total accrued expenses	$6,925,141

Note 6: Long-Term Debt

The Company has a credit agreement with a syndicate of lenders. The agreement includes a revolving loan commitment (line of credit) of $8,000,000 and a term loan commitment (term loan) of $70,000,000.

In May 2012, the Company refinanced its debt with the same syndicate of lenders and amended the credit agreement. The amended credit agreement: (1) added a $20,000,000 delayed draw portion to the term loan and increased the previous term loan commitment by $350,000 for a total term loan commitment of $66,350,000; (2) changed the amount of required quarterly principal payments; (3) increased the applicable margin to be applied to either the base rate or London InterBank Offered Rate (LIBOR) rate; (4) changed the minimum financial covenant requirements; and (5) extended the maturity date to May 17, 2017. The funds obtained through the refinancing were used to finance the construction of a datacenter. The Company also paid approximately $1,148,000 of financing costs related to the amendment, which were capitalized as deferred financing costs for the year ended December 31, 2012.

On April 18, 2013, the Company amended its credit agreement to: (1) increase the revolving loan commitment to $8,000,000; (2) change the definition of the LIBOR rate; (3) revise the required quarterly principal payment amounts; and (4) amend the definition of certain financial covenants. The Company also paid approximately $419,000 of financing costs related to the amendment. The costs were capitalized as deferred financing costs for the year ended December 31, 2013.

On March 18, 2014, the Company amended its credit agreement to: (1) increase the total commitment to $70,000,000; (2) change the interest rate applicable margin; (3) revise the required quarterly principal payment amounts; (4) extend the maturity date to March 19, 2019; and (5) amend the definition of certain financial covenants. The Company also paid approximately $927,000 of financing costs related to the amendment. The costs were capitalized as deferred financing costs for the year ended December 31, 2014. Amortization recorded to interest expense during the year ended December 31, 2014, totaled $600,835.

There were no outstanding borrowings on the line of credit as of December 31, 2014. The outstanding balance on the term loan was $69,505,000 as of December 31, 2014.

The credit agreement is collateralized by substantially all of the Company’s tangible and intangible assets. Under the agreement, the Company is subject to certain financial and operating covenants and restrictions. The financial covenants consist of a senior leverage to adjusted EBITDA ratio, fixed charge coverage ratio and maximum capital expenditures test.

The term loan requires principal payments each quarter based on a specified payment schedule, with the unpaid balance due at maturity, which is March 19, 2019. Interest on borrowings under the agreement is based on the Company’s option of either (i) the base rate, as defined in the agreement, plus an applicable margin or (ii) the LIBOR rate (as defined) plus an applicable margin (5.50% at December 31, 2014). Interest expense on the term loan was $4,199,729 for the year ended December 31, 2014.

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With the amendment to the credit agreement in 2012, the Company entered into two new interest rate cap agreements with notional amounts of $23,146,050 and $10,000,000. The Company paid a fixed amount in order to cap the term loan rate at 2.00% per annum. The fixed amount is now recorded at its fair value as a non-current asset on the consolidated balance sheet.

Annual maturities of the term loan are as follows:

Year Ending December 31,

2015	$808,133
2016	849,012
2017	2,907,359
2018	3,627,027
2019	61,313,469
$69,505,000

Note 7: Income Taxes

The provision for income tax expense consists of the following:

Federal
Deferred income tax expense	$820,315

State
Current income tax benefit	(28,914)

Foreign
Current income tax expense	6,562
Total income tax expense	$797,963

The difference between the applicable U.S. federal statutory rate of 34% and the actual tax rate for the years ended December 31, 2014, can be attributed to non-deductible items, state and foreign taxes and changes to the valuation allowance, since it was determined that it was more-likely-than-not that the deferred tax assets would not be realized given continued taxable losses. The items causing this difference are as follows:

Federal tax expense at statutory rate	$10,093
State and foreign taxes	46,920
Non-deductible items	43,261
Change in valuation allowance	681,165
Other	16,524
$797,963

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Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. The significant components of the Company’s deferred tax assets (liabilities) are as follows:

Deferred Tax Liabilities
Prepaid expenses	$(193,988)
Goodwill	(5,100,395)
Effect of change in accounting for leases	(3,421,804)
(8,716,187)

Deferred Tax Assets
Allowance for doubtful accounts	245,737
Depreciation and amortization	7,018,483
Accrued compensation	1,066,964
Foreign tax credit	103,352
Deferred rent	876,697
Net operating loss carryforward	7,591,477
Valuation allowance	(13,286,090)
3,616,620
$(5,099,567)

The components giving rise to the net deferred tax amounts described above have been classified in the accompanying consolidated balance sheet at December 31, 2014, as long-term liabilities.

The gross accumulated operating loss being carried forward totals approximately $20,917,000 and expires through 2034.

Note 8: 2008 Unit Plan

The Board of Managers adopted the 2008 Unit Plan (the Plan). The Plan authorizes the Company to sell restricted units or grant options to purchase restricted common units in Carpathia Holdings, LLC to designated employees or non-employees. Under the Plan, the maximum number of units which may be subject to options issued or sold under the Plan is 6,786,984 Class A Common Units. The units may be authorized but unissued or reacquired common units.

If an option or unit purchase right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased units become available for future grant or sale under the Plan (unless the Plan has terminated). However, units that have actually been issued under the Plan, upon exercise of either an Option or Unit Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except if restricted units are repurchased by the Company at their original purchase price, such units shall become available for future grant under the Plan.

The Company entered into Restricted Unit Purchase Agreements with two employees during the year ended December 31, 2012. The employees issued $104,062 in notes payable to the Company in exchange for 400,235 shares of Class A Common Units under these agreements. The notes accrue interest at 0.88% per annum and mature on the earlier of (1) a change of control, (2) termination of employment with the Company, or (3) the fifth anniversary of the grant date.

The options granted before 2012 vest over four years. Options granted in 2012 vest upon change of control. The fair value of the options granted to date was determined to be nominal, and as such, no compensation expense was recorded in 2014.

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A summary of the status of the Company’s unit plan as of December 31, 2014, and changes during the year then ended, is as follows:

			Weighted-Average
		Weighted-	Remaining
		Average	Contractual Term
	Shares	Exercise Price	(Years)

Options outstanding, beginning of year	2,850,126	$0.072
Exercised during the year	(198,146)	0.001
Forfeited during the year	-	-
Options outstanding, end of year	2,651,980	$0.134	5.12

Exercisable, end of year	1,536,618	$0.054	4.38

Note 9: Lease Financing Obligations

The Company entered into a lease financing agreement, in connection with a $4,814,548 tenant improvement allowance on one of their datacenter lease agreements. The financing bears interest at 10% per annum and requires monthly payments of principal and interest of $61,950 through February 2019. The outstanding balance on the financing agreement was $2,524,723 as of December 31, 2014. Depreciation expense on the related leasehold improvements for the year ended December 31, 2014, was $451,364 and was charged as a direct expense on the consolidated statement of operations. Accumulated depreciation related to the leasehold improvements was $3,009,093 as of December 31, 2014.

As of December 31, 2014, the Company has a financing obligation totaling $17,957,357 related to a sale-leaseback transaction where the Company has continuing involvement. On December 23, 2011, the Company sold the shell of a building and the associated land to an unrelated third party for $1,500,000. The Company will lease the property back and is a party to an agreement with the same third party to construct a new building on the adjoining property for use as a datacenter. The Company is primarily responsible for financing the improvements and outfitting the building with the necessary equipment. The third party will lease back the new building in stages to the Company as the various stages are completed. The rental payments will be based upon the construction costs funded by the third party, plus an applicable mark-up. The imputed interest rates range from 9% to 10%. In accordance with ASC 840-40, Leases, the Company has continuing involvement with the related leased assets; therefore, the Company will continue to account for the existing building shell and the associated land as fixed assets and will capitalize the construction costs of the new building.

Due to the Company’s continuing involvement, the Company is precluded from recording this transaction as a sale; therefore, the Company recorded the $1,500,000 proceeds as a financing obligation. There were also construction costs that were funded by the third party totaling $0 and $4,627,793 that were added to the cost of the asset and to the financing obligation during the years ended December 31, 2014 and 2013, respectively. The financing obligation is reduced as rental payments are made, starting in January 2012, on the existing building. Rental payments, which will include amounts attributable to both principal and interest, were $15,000 per month initially. The newly constructed building was inhabited by the Company beginning in March 2013, at which time rental payments of $176,328 per month and depreciation began. Depreciation expense on the related asset was $1,469,401 for the year ended December 31, 2014, and was charged as a direct expense on the consolidated statement of operations. Accumulated depreciation related to the asset was $2,693,903 as of December 31, 2014.

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Annual estimated maturities of the lease financing obligations as of December 31, 2014, are as follows:

Year Ending December 31,

2015	$1,323,779
2016	1,531,466
2017	1,761,859
2018	2,017,271
2019	1,656,970
Thereafter	12,190,735
$20,482,080

Note 10: Commitments and Contingencies

Operating leases: The Company leases office space under an operating lease that expires in 2024. Total rent expense charged to operating expense for office space for the year ended December 31, 2014, was $850,173. Future minimum lease payments required under this lease are follows:

Year Ending December 31,

2015	$885,683
2016	907,766
2017	930,580
2018	953,894
2019	977,708
Thereafter	4,345,041
$9,000,672

In addition, the Company leases datacenter space in several locations under long-term non-cancellable lease agreements expiring through 2026. Rent expense related to these agreements is recorded as a direct expense. Total rent expense for these locations for the year ended December 31, 2014, was $13,861,815.

Future minimum lease payments required under these leases are as follows:

Year Ending December 31,

2015	$7,837,053
2016	4,515,752
2017	3,218,701
2018	2,459,988
2019	2,406,739
Thereafter	18,182,383
$38,620,616

Capital leases: The Company has entered into financing-type agreements for datacenter space under two lease agreements expiring through 2019. Total monthly payments range from $199,900 to $485,300 over the lives of the leases. In 2013, the Company entered into seven additional equipment leases, expiring through 2016. Under the capital leases, monthly payments range from $5,000 to $90,000. The imputed interest rate is approximately 8.5% for the space and equipment leases. Future payment obligations, together with the present value of the net minimum lease payments at December 31, 2014, are as follows:

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Year Ending December 31,

2015	$6,612,842
2016	5,658,767
2017	5,701,691
2018	5,457,278
2019	311,007
23,741,585
Less amount representing interest	3,571,124
20,170,461
Less current portion	5,105,109
Long-term obligation	$15,065,352

Depreciation expense related to capital leases for the year ended December 31, 2014, was $4,366,879. For the year ended December 31, 2014, $3,247,387 of depreciation expense was charged as a direct expense on the consolidated statement of operations related to the datacenter space. Accumulated depreciation related to capital lease assets was $22,089,796 as of December 31, 2014.

Legal matters: The Company is involved in legal disputes from time to time in the ordinary course of business. Management does not believe that these disputes require adjustment to the consolidated financial statements.

Note 11: Rental Income

The Company has entered into an operating lease agreement expiring in 2018 for certain of its datacenter space. The rental income recorded under this agreement is recorded as revenue. The Company’s obligations associated with this agreement are included in Note 10. Total rental income recorded for the year ended December 31, 2014, was $11,114,084.

Total future rental payments to be received are as follows:

Year Ending December 31,

2015	$10,511,909
2016	10,818,137
2017	11,126,824
2018	1,038,828
$33,495,698

Note 12: Major Customers

For the year ended December 31, 2014, two customers each had revenue in excess of 10% of total revenue and accounted for approximately 24% of the Company’s total revenue. Accounts receivable from these customers totaled approximately $3,573,000 as of December 31, 2014. Deferred revenue totaling approximately $1,400,000 is recorded at December 31, 2014, for prepayments received from these customers.

Note 13: 401(k) Plan

Carpathia has a defined contribution 401(k) profit-sharing plan (the Plan), which covers all employees who meet the minimum age and service requirements set forth in the Plan documents. Participants in the Plan are able to make voluntary contributions up to the maximum amounts allowable by law and are 100% vested in such contributions. The Plan includes a provision for discretionary employer matching contributions of employee contributions. Employer matching contributions are subject to a five-year vesting schedule. The Company did not make contributions to the Plan during the year ended December 31, 2014.

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Note 14: Related Party Transactions

The Company has entered into a management agreement with the Parent company’s majority member, whereby, the member is paid certain fees for general management, transactional, financial and other corporate advisory services. The management fee is $200,000 per year, to be paid on a quarterly basis, plus reasonable and customary out-of-pocket expenses associated with services to the Company. Fees paid under this agreement for the year ended December 31, 2014, totaled $222,732 and are recorded on the consolidated statement of operations.

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